SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                October 27, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission                IRS Employer
jurisdiction                      File Number               Identification
of incorporation                                            Number

Delaware                            1-3492                  No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On  October  27,  2003  registrant  issued  a  press  release  entitled
"Halliburton   Announces  DII  Industries,   LLC  Receives   Consents  to  Amend
Indenture."

         The text of the press release is as follows:

           HALLIBURTON ANNOUNCES DII INDUSTRIES, LLC RECEIVES CONSENTS

                               TO AMEND INDENTURE



HOUSTON, Texas--Halliburton (NYSE: HAL) announced today that DII Industries, LLC has received consents from holders of more than 95% of the principal amount of outstanding 7.6% debentures due 2096. These consents were solicited in connection with the offer by Halliburton to issue its new 7.6% debentures due 2096 in exchange for a like amount of the DII Industries' 7.6% debentures. As previously announced, the exchange offer will expire at 5:00 p.m., New York City time, on November 7, 2003, unless extended.

These consents have been accepted and have become irrevocable. DII Industries will amend the indenture governing its 7.6% debentures today, and the amendments will take effect when the exchange offer is completed. Once the amendments become effective, DII Industries will make the consent payment of $2.50 per $1,000 principal amount to holders who tendered their consent prior to the October 24 consent deadline. One of the remaining conditions to the exchange offer and the effectiveness of the consent is that all prerequisites shall have been satisfied for concluding the proposed settlement of asbestos and silica claims of Halliburton's subsidiaries.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. The debentures being offered by the company have not been registered under the United States federal or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.

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NOTE: The  statements in this press release that are not historical  statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results of operations to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes,
patent  infringements  and  environmental  matters,   legislation,   changes  in
government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003 for a more complete discussion of such risk factors.

                                       ###

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     October 28, 2003             By: /s/ Margaret E. Carriere
                                          ------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary